UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2015

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced, Peabody Energy Corporation (the “Company”) has promoted Amy B. Schwetz to Executive Vice President and Chief Financial Officer.  Ms. Schwetz will also serve as the Company’s principal accounting officer.
In connection with Ms. Schwetz’s promotion to Executive Vice President and Chief Financial Officer, on July 12, 2015, the Compensation Committee of the Company’s Board of Directors approved changes to Ms. Schwetz’s compensation. Effective July 15, 2015, Ms. Schwetz’s annual base salary will be increased to $440,000. In addition, Ms. Schwetz will participate in the Company’s annual incentive plan at a target level of 80% of her base salary, with an opportunity of up to 160% based upon achievement above the Company’s targeted goals, and in the Company’s long-term incentive program at a target level of 200% of her base salary. Ms. Schwetz will also continue to be entitled to participate in the retirement, health and other benefit plans and equity plans and programs, including performance-based equity plans, generally available to the Company’s executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION
July 16, 2015	By:	/s/ Bryan L. Sutter
		Name:	Bryan L. Sutter
		Title:	Vice President, General Counsel - Corporate and Assistant Secretary

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